John P Semmens CPA                                       24501 Del Prado Suite A
A Professional                                      Dana Point, California 92629
Corporation                                             Telephone (949) 496-8800
                                                              Fax (949) 443-0642
                                                    Email: semmens@ix.netcom.com



                         Consent of Independent Auditors



November 19, 2001


EarthNetMedia, Inc.
222 Amalfi Drive
Santa Monica, California 90402


Board of Directors:



We consent to the use of our report dated November 13, 2001, on our review of the balance sheet and statements of operations, stockholders' equity and cash flows of EarthNetMedia, Inc. for the nine months ended September 30, 2001, which is included in the registration statement under the Securities Act of 1933 Form SB-2 in connection with the offering of common stock of EarthNetMedia, Inc. We also consent to the reference to our Firm under the caption " Experts ".





/s/ JOHN P SEMMENS CPA
--------------------------
John P Semmens CPA
A Professional Corporation





Dana Point, California